UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEA CONTAINERS LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Bermuda                            98-0038412
              --------------------------              ------------------
              (State of incorporation or                (IRS Employer
                     organization)                    Identification No.)



                 22 Victoria Street
               Hamilton HM 12 Bermuda                           --
          -------------------------------                   ----------
          (Address of principal executive                   (Zip Code)
                      offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
      Title of each class to be registered        each class is to be registered
      ------------------------------------        ------------------------------
          10 1/2% Senior Notes due 2012               New York Stock Exchange



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

         Securities Act registration statement file number to which this form relates: 333-11588

         Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant's Securities to be Registered.

     A description of the 10 1/2% Senior Notes due 2012 of the Registrant (the "Notes") appears in the prospectus supplement dated April 28, 2004, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 with respect to the Registrant's Registration Statement on Form S-3, Registration No. 333-11588. Such description is hereby incorporated by reference herein in answer to this Item 1.

Item 2. Exhibits

Exhibit
Number                               Description
------                               -----------

4.1       -    Indenture dated as of May 1, 2004, between the Registrant and The
               Bank of New York, as Trustee, providing for the issuance from time to time of an unlimited principal amount of Debt Securities in one or more series (filed as Exhibit 4.1 to the Registrant's
               Current  Report on Form 8-K bearing  cover date of April 28, 2004
               (File No. 1-7560), and incorporated herein by reference).

4.2       -    Officers'  Certificate  dated  May 3,  2004,  providing  for  the issuance of the Notes pursuant to Section 3.01 of the above referenced Indenture, including the certificate evidencing the Notes (filed as Exhibit 4.2 to the Registrant's Current Report on
               Form 8-K bearing cover date of April 28, 2004 (File No. 1-7560), and incorporated herein by reference).

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SEA CONTAINERS LTD.
Date:  May 3, 2004


                                    By: /s/ Edwin S. Hetherington
                                        ------------------------------------
                                             Edwin S. Hetherington
                                             Vice President, General Counsel
                                                         and Secretary